UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 20, 2024

AssetMark Financial Holdings, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-38980	30-0774039
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1655 Grant Street, 10th Floor Concord, California	94520
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (925) 521-2200
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.001 par value	AMK	The New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02        Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
On May 20, 2024, AssetMark Financial Holdings, Inc. (the “Company”) held its 2024 Annual Meeting of Stockholders (the “Annual Meeting”). As further described in Item 5.07 below, the Company’s stockholders approved the Amended and Restated AssetMark Financial Holdings, Inc. 2019 Equity Incentive Plan (the "Equity Incentive Plan"), which had been previously approved by the Company's Board of Directors (the "Board"), subject to stockholder approval.
A description of the Equity Incentive Plan is set forth in the section entitled Proposal 3 - Approval of the Amended and Restated AssetMark Financial Holdings, Inc. 2019 Equity Incentive Plan starting on page 37 of the Company's Definitive Proxy Statement on Schedule 14A, filed with the U.S. Securities and Exchange Commission on April 9, 2024 (the "Proxy Statement"), which is incorporated herein by reference. The description is qualified in its entirety by reference to the Equity Incentive Plan, a copy of which is attached hereto as Exhibit 10.1.

Item 5.07    Submission of Matters to a Vote of Security Holders.
At the Company's Annual Meeting, the following proposals were submitted to the stockholders of the Company:
•Proposal 1: Election of the Company’s three nominees, Ms. Patricia Guinn, Ms. Ying Sun and Mr. Joseph Velli to the Board of Directors to serve as Class II directors, each for a three-year term expiring at the 2027 Annual Meeting of Stockholders and until their successors are elected and qualified.
•Proposal 2: Ratification of the selection by the Audit and Risk Committee of the Board of Directors of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2024.
•Proposal 3: Approval of the Company's Amended and Restated 2019 Equity Incentive Plan.
For more information about the foregoing proposals, see the Company’s definitive proxy statement on Schedule 14A filed with the United States Securities and Exchange Commission on April 9, 2024 (the “Proxy Statement”). Of the 74,399,237 shares of the Company’s common stock entitled to vote at the Annual Meeting, 72,065,350 shares, or approximately 97%, were represented at the meeting in person or by proxy, constituting a quorum. The number of votes cast for, against or withheld, as well as abstentions and broker non-votes, if applicable, in respect of each such proposal is set forth below:

Proposal 1: Election of Class II Directors

The Company’s stockholders elected the following directors to serve as a Class II directors until the 2027 Annual Meeting of Stockholders and until their successors are elected and qualified. The votes regarding the election of the directors were as follows:

	FOR	WITHHELD	BROKER NON-VOTE
Patricia Guinn	68,088,073	1,266,076	2,711,201
Ying Sun	52,062,507	17,291,642	2,711,201
Joseph Velli	68,091,235	1,262,914	2,711,201

Proposal 2: Ratification of Appointment of KPMG LLP

The Company’s stockholders ratified the selection of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2024. The votes regarding this proposal were as follows:

FOR	AGAINST	ABSTAIN
71,924,263	140,042	1,045
Proposal 3: Approval of the Amended and Restated AssetMark Financial Holdings, Inc. 2019 Equity Incentive Plan

The Company's stockholders approved the Equity Incentive Plan. The votes regarding this proposal were as follows:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTE
68,165,302	1,186,972	1,875	2,711,201

Item 9.01    Financial Statements and Exhibits.
(d) – Exhibits

Exhibit Number	Description of Exhibit

10.1+	The Amended and Restated AssetMark Financial Holdings, Inc. 2019 Equity Incentive Plan.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

+	Management contract or compensatory plan or arrangement in which directors and/or executive officers are eligible to participate.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AssetMark Financial Holdings, Inc.

Date: May 22, 2024	/s/ Gary Zyla
Gary Zyla
Chief Financial Officer
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